UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 23, 2007
ARTESIAN RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-18516	51-0002090

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Churchmans Road, Newark, Delaware	19702

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:           302-453-6900
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events

Item 8.01	Other Events.
On March 23, 2007, Artesian Utility Development, Inc. (“Artesian Utility”), a non-regulated subsidiary of Artesian Resources Corporation (“Artesian Resources”), entered an agreement on the terms of acquisition of all rights, titles and interest in operations contracts of TMH Environmental Services, Inc. (“TMH”). TMH, incorporated in Pennsylvania, is currently providing contract water and wastewater operation services to 23 private, municipal and governmental institutions in the southeastern part of Pennsylvania (the “Contract Parties”). The agreement also includes provisions for the employment of Mr. Horrex, the sole proprietor of TMH. The purchase is subject to a number of conditions, including the completion of Artesian Utility’s due diligence, execution of a definitive agreement and approvals by appropriate state regulatory agencies and the Contract Parties to the extent necessary. If the conditions are satisfied, Artesian Utility expects that the acquisition will be completed in 2007. Artesian Utility expects the acquisition of these contracts to be immediately accretive to earnings.
Two of Artesian Resources’ subsidiaries, Artesian Wastewater Management, Inc. and Artesian Utility Development, Inc. are increasingly important to Artesian Resources’ growth. Artesian Wastewater functions as a regulated public wastewater utility and Artesian Utility designs, builds and operates water and wastewater facilities and infrastructure. Artesian Wastewater added over 2,000 acres of new wastewater franchise area and began operating four new wastewater facilities in 2006, which will serve more than 2,300 homes. In addition, Artesian Wastewater is currently designing and constructing twelve new facilities to serve more than 2,500 homes. Artesian Utility operates a 2.5 million gallon per day and 250,000 gallon per day wastewater treatment and spray irrigation facility for a municipality in Delaware under a 20 year agreement. In addition, Artesian Utility is developing plans for three regional wastewater treatment systems that will be capable of serving up to 27,800 homes in Sussex County.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Statements in this report which express Artesian Resources’ “belief” or “expectation” are not historical facts and are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the timing of completion of the acquisition, the expectation that the acquisition will be immediately accretive to our earnings, the ability of the four new systems to serve more than 2,300 homes and the capability of the regional wastewater facilities to serve up to 27,800 homes. Forward-looking statements are based on Artesian Resources’ current expectation or forecasts of future events. These statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including whether or not the closing conditions will be satisfied, whether the parties can agree to definitive documents and receive regulatory approvals, and certain other risks under the heading “Risk Factors” commencing on page 7 of Artesian Resources’ Annual Report on Form 10-K for the fiscal year ended December 31, 2006. Given these risks and uncertainties, any or all of the forward-looking statements may prove to be incorrect. Artesian Resources undertakes no obligation to update publicly any forward-looking statements.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARTESIAN RESOURCES CORPORATION
Date: March 23, 2007	By:	/s/ DAVID B. SPACHT
David B. Spacht
Vice President, Chief Financial Officer and Treasurer